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                             EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of the 14th day of April, 1997, by and between Donnkenny Apparel, Inc., a Delaware corporation (the "Company"), and Lynn Siemers-Cross (the "Executive").


                         W I T N E S S E T H  T H A T

                  WHEREAS, the Company wishes to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the date of this Agreement and, unless earlier terminated in accordance with Section 5 hereof, shall continue through the fourth anniversary of such date (such four-year term shall be referred to herein as the "Employment Period").

                  2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as President and Chief Operating Officer of each of the Company and each of its subsidiaries and the Company's parent corporation, Donnkenny, Inc., a Delaware corporation ("Donnkenny") with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to her by the Board of Directors of the Company (the "Board"). The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election and shall use all reasonable efforts to have the Executive re-elected to the Board and for positions specified above throughout the Employment Period.

                  (b) During the Employment Period, the Executive shall report to the Chief Executive Officer.

                  (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote her full business time and attention to the business and affairs of the Company and shall




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perform, faithfully and diligently her duties and responsibilities hereunder.
It shall not be considered a violation of the foregoing for the Executive to serve on industry, civic, social or charitable boards or committees, so long as such activities do not interfere in a significant manner with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the committee of the Board having responsibility for approving the compensation of senior executives (the "Compensation Committee"), subject to the next sentence and the other provisions of this
Section 3. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $500,000. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time.

                  (b) Performance Bonus. During the Employment Period, the Executive shall be eligible to receive an annual bonus ("Performance Bonus") in an amount, if any, to be determined on an annual basis by the Board upon the recommendation of the Compensation Committee, taking into account the performance of Executive and the Company during the year in respect of which the Performance Bonus is payable. Notwithstanding the foregoing, the Performance Bonus for fiscal 1997 shall not be less than $150,000. The Performance Bonus shall be payable at or as soon as practicable after the end of each calendar year (generally after completion of the annual audit), in cash. If the Executive's employment with the Company is terminated for any reason during the Employment Period, in addition to any amounts to which the Executive may be entitled pursuant to Section 6, the Executive shall be entitled to receive any Performance Bonus that the Board has awarded to the Executive prior to the Date of Termination (as defined below).

                  (c) RESTRICTED STOCK AND STOCK OPTIONS. In addition to the payments provided above, on April 14, 1997, the Compensation Committee granted to the Executive, subject to the execution of this Agreement, (i) an award of 150,000 restricted shares of the Common Stock of Donnkenny pursuant to Donnkenny's Restricted Stock Plan at a purchase price equal to the aggregate par value of such shares (i.e., $.01 per share); and (ii) options to purchase 150,000 shares of Donnkenny Common Stock pursuant to Donnkenny's Incentive Stock Option Plan (the "Stock Option Plan"), with the purchase price upon exercise of such options



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equal to $2.9375 (i.e., $2-15/16) per share (i.e., the closing price of the
Common Stock on the date of such grant). The shares of restricted stock and options shall vest as follows: 115,000 options will become exercisable on March 31, 1998; (B) 30,000 shares of restricted stock shall vest on, and 35,000 options will become exercisable on, March 31, 1999, and (C) 120,000 shares of restricted stock shall vest on March 31, 2000 and, with respect to the options, such options shall remain exercisable during the remainder of their respective terms notwithstanding any termination of the Executive's employment except as otherwise provided in the grant agreements referred to below; provided, however, that the vesting of such shares of restricted stock and options shall be accelerated in the event of a Change in Control (as defined herein) and, in the case of certain of the options, in certain other circumstances set forth in the grant agreement referred to below. With respect to the options, such options shall be incentive stock options to fullest extent permitted by applicable law and the Stock Option Plan. The grant of the shares of restricted stock and options has been made by the Compensation Committee pursuant to the grant agreements attached hereto as Annexes A, B-1 (with respect to incentive stock options) and B-2 (with respect to non-qualified stock options), respectively.

                  (d) SARs. Also on April 14, 1997, the Compensation Committee granted to the Executive, subject to the execution of this Agreement, cash-pay stock appreciation rights with respect to 50,000 shares of Donnkenny Common Stock (the "SARs"). The SARs shall vest in its entirety on March 31, 1999; provided, however, that such "vesting" shall be accelerated in the event of
(i) the termination of Executive's employment by the Company other than for Cause or by the Executive for Good Reason (as such terms are defined below) in either case prior to March 31, 1999, or (ii) a Change in Control. The grant of the SARs has been made by the Compensation Committee pursuant to the grant agreement attached hereto as Annex C.

                  (e) AUTOMOBILE ALLOWANCE. The Company shall lease for the benefit of the Executive an automobile selected by the Executive and will pay directly or reimburse the Executive for up to an aggregate of $1,000 per month during the Employment Period for the lease payments with respect thereto and gasoline, insurance, parking, maintenance and similar expenses.

                  (f) REIMBURSEMENT OF EXPENSES AND ADMINISTRATIVE SUPPORT. The Company shall pay or reimburse the Executive, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by the



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Executive in performing her obligations under this Agreement. The Company further agrees to furnish the Executive with office space and administrative support, and any other assistance and accommodations as shall be reasonably required by the Executive in the performance of her duties under this Agreement.

                  (g) VACATION. Executive shall be entitled to four (4) weeks paid vacation in each calendar year.

                  (h) DEDUCTIONS. All payments made under this Agreement shall be subject to such deductions at the source as from time to time may be required to be made pursuant to any law, rule, regulation or order.

                  (i)  CHANGE IN CONTROL.  For purposes of this
Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                           (A) A person or entity or group of persons or
                  entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities of the Company representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock of Donnkenny or the Company; or

                           (B) The majority of the Board, or of the board of
                  directors of Donnkenny, is no longer comprised of the incumbent directors who constitute such board on the date of this Agreement and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

                           (C) The Board shall approve a sale of all or
                  substantially all of the assets of the Company, or the board of directors of Donnkenny shall approve a sale of all or substantially all of the assets of Donnkenny; or

                           (D) The Board, or the board of directors of
                  Donnkenny, shall approve any merger, consolidation, or like business combination or reorganization of the Company, or of Donnkenny, the consummation of which would result in the occurrence of any event described



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                  in clause (A) or (B) above, and such transaction shall have been consummated.

                  4. PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate, during the term of this Agreement, in the Company's benefit programs, including but not limited to qualified or non-qualified pension plans, supplemental pension plans, group hospitalization, health, dental care, death benefit, post-retirement welfare plans, or other present or future group employee benefit plans or programs of the Company for which key executives are or shall become eligible (collectively, the "Benefit Plans"), on the same terms as other key executives of the Company. If participation in any of such Benefit Plans is subject to or based on length of service, the Executive shall be credited with ten years service upon execution of this Agreement. In addition to and without limiting the generality of the foregoing, (i) the Company shall obtain and maintain (x) a "key man" life insurance policy under which the Company is the named beneficiary in the amount of $2,500,000, and (y) a term life insurance policy in the amount of $2,500,000, which policy shall be owned by the Executive, in each case from a nationally-recognized insurance carrier reasonably acceptable to the Executive, and (ii) the Company shall provide, in addition to any such insurance regularly provided to the Company's executives and/or employees, long-term disability insurance which will pay at least sixty percent (60%) of Executive's Annual Base Salary until the Executive reaches age 65. Upon termination of the employment of the Executive with the Company for any reason, the Company shall have no further obligation to pay the premiums on any of such policies, and the Executive shall be entitled to purchase from the Company any life insurance policy then owned by the Company on the life of the Executive and the aforementioned disability insurance policy (if permitted under the terms of such policy) for a purchase price equal to the cash surrender value of each policy, if any.

                  5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of not less than (x) 120 consecutive business days, or (y) 180 days within any 12 month period, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written


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notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b) BY THE COMPANY. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means (x) the conviction of the Executive for the commission of (A) any felony, or (B) a misdemeanor involving moral turpitude, or (y) willful misconduct by the Executive that results in material and demonstrable damage to the business or reputation of the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause.

                  (iii) A termination of the Executive's employment without Cause shall be effected by giving the Executive written notice of the termination.




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                  (c)  GOOD REASON.  (i)  The Executive may terminate
         employment for Good Reason or without Good Reason.  "Good
         Reason" means:

                           A. failure by the Company or Donnkenny to re-elect
                  the Executive as a director, President and Chief Operating Officer, or the assignment to the Executive of any duties or responsibilities inconsistent in any respect with those customarily associated with the positions to be held by the Executive pursuant to this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                           B. any failure by the Company to comply with any
                  provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                           C. any requirement by the Company that the
                  Executive's services be rendered primarily at a location or locations other than that provided for in New York City;

                           D. any purported termination of the Executive's
                  employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

                           E. any failure by the Company to comply with
                  paragraph (c) of Section 14 of this Agreement; or

                           F. any other material breach of this Agreement by
                  the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

                  (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the



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         Executive relies. A termination of employment by the Executive for
         Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

            (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                  (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (e) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

                  6. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall continue to pay to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), the Annual Base Salary provided for in Section 3(a) as in effect on the Date of Termination through the end of the month in which the Executive's death occurs. The Company also shall pay to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days of the Date of Termination (or, in the case of the amount referred to in clause (i) below, as soon as practicable after the end of the calendar year in which the Date of Termination occurs), the sum of the following amounts (the "Accrued Obligations"): (i) any accrued but unpaid Performance Bonus, vacation pay or other monetary payments to which Executive was entitled on the Date of Termination, and (ii) a pro rata portion of the Performance Bonus for the year in which the Date of Termination occurs, based on (x) the number of days of such year prior to the Date of Termination, and (y) the



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performance bonuses for such year, if any, paid to the other senior executives of the Company and the percentage of such executives' annual base salary represented by such performance bonuses. (So, by way of illustration, if the Executive's employment is terminated after six months in a year in which the other senior executives of the Company receive performance bonuses representing 50% of their annual base salary, the Executive (or her beneficiaries) would be entitled to receive an amount equal to the Executive's Annual Base Salary then in effect, multiplied by .25 (i.e., Annual Base Salary x .50 x .50)). With respect to medical insurance coverage, the Company shall continue to provide the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required continuation of coverage under Part 6, Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar state or local law ("COBRA Coverage"); provided, however, that the COBRA Coverage shall terminate with respect to such spouse and/or dependents as of the date that the spouse and/or dependents receive equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the estate or other legal representative of the Executive with respect to the shares of restricted stock, options and SARs referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement.

                  (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall continue to pay to the Executive the Annual Base Salary provided for in Section 3(a) until the date on which the Executive begins receiving payments pursuant to the long-term disability insurance policy referred to in
Section 4. The Company also shall pay to the Executive, in a lump sum in cash within 30 days of the Date of Termination (or, in the case of any Performance Bonus, as soon as practicable after the end of the calendar year on which the Date of Termination occurs), the Accrued Obligations. The Company shall



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continue to provide the Executive and the spouse and dependents of the
Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock, options and the SARs referred to in
Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement.

                  (c) PRIOR TO A CHANGE IN CONTROL, AND BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period and prior to the occurrence of a Change in Control, the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall, at the option of the Company, (i) continue to pay to the Executive, until the expiration of the Employment Period then in effect, the Annual Base Salary provided for in Section 3(a) (but in no event less than one year) or (ii) pay the Executive a lump sum amount equal to the present value of the sum of (x) Annual Base Salary provided for in Section 3(a) which would have been payable from the Date of Termination to the scheduled expiration date of such Employment Period (but in no event less than one year), and (y) the Accrued Obligations, discounted at a rate equal to the then applicable interest rate on 30-day U.S. Treasury bills determined as of the Date of Termination by the Board. The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the



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Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock, options and SARs referred to in
Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this paragraph (c) of Section 6 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, in each case prior to the occurrence of a Change in Control, and shall be the sole and exclusive remedy therefor.

                  (d) AFTER A CHANGE IN CONTROL, AND BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON OR OTHERWISE. If, during the Employment Period and upon or after the occurrence of a Change in Control other than a Change in Control proposed, sponsored or supported by the Executive, the Executive's employment is terminated by the Company or the Executive for any or no reason other than by the Company for Cause, death or Disability, the Company shall pay to the Executive a lump sum amount in cash equal to three times the sum of (x) the Executive's Annual Base Salary in effect on the Date of Termination, and (y) the Performance Bonus, if any, paid to the Executive with respect to the calendar year prior to the Date of Termination. The Company also shall pay to the Executive, in a lump sum in cash within 30 days of the Date of Termination (or, in the case of any Performance Bonus, as soon as practicable after the end of the calendar year in which the Date of Termination occurs), the Accrued Obligations; provided, however, that the Company shall be required to pay the Performance Bonus component of the Accrued Obligations only if no Performance Bonus is included in the calculation of the amount referred to in the preceding sentence. The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall



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terminate with respect to the Executive, the spouse and/or dependents of the
Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock, options and SARs referred to in
Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this paragraph (d) of Section 6 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, in each case on or after the occurrence of a Change in Control, and shall be the sole and exclusive remedy therefor.

                  (e) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay to the Executive in a lump sum in cash within 30 days of the Date of Termination any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid, and the Company shall have no further obligations under this Agreement, except as otherwise specified in this Agreement. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock, options and the SARs referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options.

                  (f) The Company's obligation to deliver the liquidated damages payments described in paragraphs (c) and (d) of this Section 6 shall be contingent on the Executive delivering to the Company, on or about the Date or Termination, a legal release in a form acceptable to counsel to the Company, releasing the Company, its affiliates, and the current and former directors, officers and employees of the Company from any obligations relating to her employment hereunder, subject to the Company's



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continuing obligations under this Agreement and subject to the Executive's continuing rights under the terms and conditions of the compensation and benefit plans in which the Executive is a participant, as such plans may be amended from time to time.

                  (g) The respective obligations of the Company and the Executive under Sections 9, 10, 11, 12 and 13 shall survive any termination of Executive's employment; provided, however, that the Executive's obligations under Section 11 (Non-Competition) shall terminate and shall not survive in the event (i) the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, or (ii) the Executive's employment is terminated for any or no reason following a Change in Control.

                  (h) Notwithstanding any other provision of this Agreement, to the extent the Company reasonably determines that the Executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payments under Section 6 of this Agreement and such other amounts or benefits the Executive receives from the Company, any person whose actions result in a change of ownership covered by
Section 280G(b)(2) of the Code or any person affiliated with the Company or such person, required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts provided under this Agreement shall be automatically reduced to an amount one dollar less than that which, when combined with such other amounts, would subject the Executive to such excise tax.

                  7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of Section 16, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Restricted Stock Plan, the Incentive Stock Option Plan, or any other plan, policy, practice or program of, or any contract of agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be.




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









                  8. NO OFFSET, ETC. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

                  9. INVENTIONS. Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company (which, as used in this Section 9, shall be deemed to include the Company and each of its subsidiaries) or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of her employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Executive to the Board and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any inventions made, developed or created by her as aforesaid. The Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.

                  10. CONFIDENTIAL INFORMATION. The Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 10) ("Confidential Information") in strict confidence. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or regulation or by legal process. If the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive will provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive shall use her best efforts to limit any such disclosure to the precise terms of such request or requirement.

                  11. NON-COMPETITION. The Executive acknowledges that the services to be rendered by her to the Company (which, as used in this Section 11 shall be deemed to include the Company and each of its subsidiaries) are of a special and unique character. In consideration of her employment hereunder, the Executive agrees, for the benefit of the Company, that she will not, during the term of this Agreement and (except in a case where the Executive's employment is terminated (x) by the Company other than for Cause, (y) by the Executive for Good Reason, or (z) by the Executive or the Company for any or no reason following the occurrence of a Change in Control) thereafter until the expiration of a period of twelve (12) months commencing on the date of termination of her employment with the Company (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or
(ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any apparel business which is competitive with the business now, or at any time during the term of this Agreement, conducted by the Company, (b) solicit or entice to endeavor to solicit or entice away from the Company any person who was an officer, employee or sales representative of the Company, either for her own account or for any individual, firm or corporation, whether or not such person would commit any breach of her contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer, employee or sales representative of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company, or (c) solicit or entice or endeavor to solicit or entice away from the Company any customer or prospective customer of the Company, either for her own account or for any individual, firm or corporation. In addition, the Executive shall not, at any time during the term of this Agreement or at any time thereafter, engage in the business which uses as its name, in whole or in part, Donnkenny, Kenny Classics or any other tradename or trademark or corporate name used by Donnkenny, the Company or any of their subsidiaries.

                  12. INDEMNIFICATION. (a) The Company shall indemnify the Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Section 12, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that she is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company, whether or not the basis of such Proceeding arises out of or in connection with the Executive's alleged action or omission in an official capacity.

                  (b) The Company shall advance to the Executive all reasonable costs and expenses incurred by her in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that she is not entitled to be indemnified against such costs and expenses. Upon a request under subsection (b), the Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

                  (c) The Executive shall not be entitled to indemnification under this Section 12 unless she meets the standard of conduct specified in the Delaware General Corporation Law. Any indemnification under subsection (a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because she has met the applicable standard of conduct set forth in the Delaware Corporation Law. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (d) The Company shall not settle any Proceeding or claim in any manner which would impose on the Executive any penalty or limitation without her prior written consent. Neither the Company nor the Executive will unreasonably withhold its or her consent to any proposed settlement.

                  (e) The indemnification in this Section 12 shall inure to the benefit of the Executive's heirs, executors and administrators.

                  (f) The Company agrees to use its best efforts to obtain, continue and maintain an adequate directors and officers' liability insurance policy and shall cause such policy to cover the Executive to the extent the Company provides such coverage for its other executive officers.

                  13. ATTORNEYS' FEES. The Company agrees to pay, as incurred, all legal fees and expenses incurred by the Company and the Executive in connection with the preparation of this Agreement. The Company further agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

                  14. SUCCESSORS; BENEFICIARIES. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the

Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  (d) The Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of her incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

                  15. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Ms. Lynn Siemers-Cross
                           145 West 67th Street, #33G
                           New York, New York  10023

                           If to the Company:

                           Donnkenny Apparel, Inc.
                           1411 Broadway
                           New York, New York  10018
                           Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 15. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraphs (c) or (d) of
Section 5 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

                  (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                        --------------------------------------
                                        Lynn Siemers-Cross


                                        DONNKENNY APPAREL, INC.


                                        By
                                          ------------------------------------

                                                                       ANNEX A




                                DONNKENNY, INC.
                                 1411 BROADWAY
                           NEW YORK, NEW YORK 10018


                                             As of April __, 1997


Ms. Lynn Siemers-Cross
[Insert address]


                  As referenced in your employment agreement with Donnkenny Apparel, Inc., dated as of April 14, 1997, you have been awarded a restricted stock award of 150,000 shares of common stock ("Common Stock") of Donnkenny, Inc. (the "Company") under the Company's 1996 Restricted Stock Plan (the "Plan").


                  The shares are vested according to the following schedule:

           Date of Vesting                           Number of shares
           ---------------                           ----------------

            March 31, 1999                                30,000
            March 31, 2000                               120,000

Notwithstanding the foregoing, the vesting of such shares shall be accelerated in the event of a Change in Control, as that term is defined in your employment agreement.


                  Accordingly, we request you to complete, sign and send to the Company an Investment Representation Letter in the form attached hereto. The terms of the Plan, including, without limitation, those relating to withholding taxes and securities regulation, are incorporated in this Agreement by reference.


                  All shares of Common Stock received by you hereunder shall contain a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT, OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (THE "ACT"). NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER,

         DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT, ANY APPLICABLE STATE LAWS, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND STATE AGENCIES
         PROMULGATED THEREUNDER.

                  YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT YOU RECEIVE HEREBY, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO SELL THE SHARES UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU AT THE TIME YOU WISH TO SELL YOUR SHARES. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR SELLING YOUR SHARES.

                  This agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company.

                  Please acknowledge this agreement by signing and returning to the Company the Acceptance and Acknowledgment attached hereto.


                                                  Very truly yours,


                                                  DONNKENNY, INC.


                                                  By:
                                                     ------------------------

INSTRUCTION:  PLEASE COMPLETE THE INFORMATION REQUESTED BELOW,
DETACH THIS PAGE AFTER SIGNING WHERE INDICATED AND RETURN TO THE
COMPANY.



                         ACCEPTANCE AND ACKNOWLEDGMENT



                  I accept the restricted stock award described in the Letter Agreement from Donnkenny, Inc., dated as of April 14, 1997, granted pursuant to the Donnkenny, Inc. 1996 Restricted Stock Plan (the "Plan"). I further acknowledge that I have read and understand all the provisions and limitations of the Plan.


Dated:  As of April 14, 1997
        --------------------


                                               -------------------------------
                                               Signature

                                               Name: Lynn Siemers-Cross
                                                     -------------------------


                                       Social Security No.
                                                          --------------------

                                                                     ANNEX B-1



                                DONNKENNY, INC.

                       INCENTIVE STOCK OPTION AGREEMENT

TO:  Lynn Siemers-Cross

                  As referenced in your employment agreement with Donnkenny Apparel, Inc. ("Donnkenny") dated as of April 14, 1997, pursuant to the 1992 Stock Option Plan, as amended (the "Plan") of Donnkenny, Inc. (the "Company"), you have been granted incentive stock options for the purchase of 68,084 shares (the "Option") of the Company's Common Stock at an exercise price of $2.9375 (i.e., $2-15/16) per share, the closing price of the Company's Common Stock on April 14, 1997. Please sign and return to the Company the Acceptance and Acknowledgement attached to this Stock Option Agreement. The terms of the Plan, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference. This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  The terms of the Option are set forth in the Plan and in this Agreement. Certain of the terms set forth in the Plan are summarized below; however, reference should be made to the Plan for the complete terms.

                  Term: This option shall terminate ten years from date of grant, unless sooner terminated in accordance with the terms of the Plan and this Agreement.

                  Exercise: During your lifetime only you can exercise the Option. The Plan also provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the Option.

                  Notices: All notices sent in connection with this Option shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address noted on the attached Acceptance and Acknowledgement. Such addresses may be changed at any time by notice from one party to the other.




                                     B-1-1

                  Payment for Shares: The Option may be paid for by delivery to the Company of the following together with the Notice of Exercise:

                  (a) Bank certified or cashier's checks; or

                  (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

                  Upon receipt of written notice of exercise and payment and delivery of any other required documentation, the Company shall deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

                  Termination: If your employment by the Company or Donnkenny is terminated for Cause, as defined in the Plan, the Option will terminate as of the first discovery by the Company or Donnkenny of any reason for termination for Cause. If your employment stops because of your death or disability, the Option shall terminate 12 months after your employment stops. Otherwise the Option will terminate 3 months after your employment with the Company or Donnkenny ends.

                  Nothing in the Plan or in this Agreement shall confer on you any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate your employment at any time.

                  Transfer of Option: The Option is not transferable except by will or by the applicable laws of descent and distribution.




                                     B-1-2

                  Vesting: The Option is vested according to the following schedule:

         Date of Vesting                    Number of shares exercisable
         ---------------                    ----------------------------

         March 31, 1998                                34,042
         March 31, 1999                                34,042

Notwithstanding the foregoing, the vesting of such Options shall be accelerated in the event of a Change in Control, as that term is defined in your employment agreement.

                  Date of Grant: The date of grant of the Option is April 14, 1997.

                  YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF SUCH SHARES ARE NOT REGISTERED, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

                  You understand that, during any period in which the shares which may be acquired pursuant to your Option are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 (and you are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the Option and the sale of the Option (other than upon exercise or conversion) or the shares underlying the Option.

                  All decisions or interpretations made by the Compensation Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and you.




                                     B-1-3

                  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, your executors, administrators, legatees, and heirs.

                  Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                               Very truly yours,


                                               DONNKENNY, INC.
Dated: As of April 14, 1997

                                               By:
                                                  --------------------------




                                     B-1-4

INSTRUCTION:  PLEASE COMPLETE THE INFORMATION REQUESTED BELOW,
DETACH THIS PAGE AFTER SIGNING WHERE INDICATED AND RETURN TO THE
COMPANY.



                        ACCEPTANCE AND ACKNOWLEDGEMENT

         I, a resident of the State of ____________________________, accept the incentive stock option described in the Incentive Stock Option Agreement dated as of April 14, 1997 and in the Donnkenny, Inc. 1992 Stock Option Plan, as amended, and acknowledge receipt of a copy of this Agreement. I have read and understand all the provisions and limitations of the Plan, particularly those relating to incentive stock options and the provisions of Section 8 of the Plan relating to securities regulations.



Dated: As of April 14, 1997




------------------------------
  Signature


------------------------
  Social Security Number


         Name:     Lynn Siemers-Cross
                   ----------------------
         Address:
                   ----------------------

         --------------------------------





                                     B-1-5

                                DONNKENNY, INC.
                 NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

                        ------------------------------
                             (Name, please print)


                        ------------------------------
                                    (Date)

DONNKENNY, INC.
1411 Broadway
New York, New York 10018

Gentlemen:

I hereby exercise my right to purchase _______________ shares of Common Stock of Donnkenny, Inc., a Delaware corporation ("Donnkenny"), pursuant to, and in accordance with, the Donnkenny, Inc. 1992 Stock Option Plan and the Incentive Stock Option Agreement ("Agreement") dated as of April 14, 1997. As provided in that Agreement, I hereby: [check one]

                  [ ] deliver herewith a certified or bank cashier's check in the amount of the aggregate option exercise price; or

                  [ ] undertake to deliver shares of the capital stock of Donnkenny held by me having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the aggregate option exercise price.

                  Please deliver to me stock certificates representing the subject shares registered as follows:

         Name:
              -------------------------------------------

         Address:
                 ----------------------------------------

         ------------------------------------------------

         Social Security Number
                               --------------------------

         The aggregate exercise price is $ _________ (total number of shares to be purchased x $________).




                                     B-1-6

         (1) Tax Implications. I understand that there are certain tax implications to my exercise of my right to purchase shares of Common Stock under the Agreement. I further understand that it is my obligation to confer with my own tax advisor with respect to such tax implications.

         (2) Securities Regulation. I understand that the Company may require me to represent that the shares of Common Stock I propose to purchase are not being acquired for resale of such securities.


                                          Very truly yours,


                                          ------------------------------------
                                          Name:



                                     B-1-7

                                DONNKENNY, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT

TO:  Lynn Siemers-Cross

                  As referenced in your employment agreement with Donnkenny Apparel, Inc. ("Donnkenny") dated as of April 14, 1997, pursuant to the 1992 Stock Option Plan, as amended (the Plan") of Donnkenny, Inc. (the "Company"), you have been granted non-qualified stock options for the purchase of 81,916 shares (the "Option") of the Company's Common Stock at an exercise price of $2.9375 (i.e., $2-15/16) per share, the closing price of the Company's Common Stock on April 14, 1997. Please sign and return to the Company the Acceptance and Acknowledgement attached to this Stock Option Agreement. The terms of the Plan, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference. This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  The terms of the Option are set forth in the Plan and in this Agreement. Certain of the terms set forth in the Plan are summarized below; however, reference should be made to the Plan for the complete terms.

                  Term: This Option shall terminate ten years from date of grant.

                  Exercise: During your lifetime only you can exercise the Option. The Plan also provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the Option.

                  Notices: All notices sent in connection with this Option shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address noted on the attached Acceptance and Acknowledgement. Such addresses may be changed at any time by notice from one party to the other.




                                     B-2-1

                  Payment for Shares: The Option may be paid for by delivery to the Company of the following together with the Notice of Exercise:

                  (a) Bank certified or cashier's checks;

                  (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price; or

                  (c) A properly executed Notice of Exercise together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

                  Upon receipt of written notice of exercise and payment and delivery of any other required documentation, the Company shall deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

                  Termination: As stated above, this Option shall terminate on April 14, 2007 (i.e., the tenth anniversary of the date of grant), notwithstanding the fact that your employment by the Company or Donnkenny may have terminated prior to such date.

                  Nothing in the Plan or in this Agreement shall confer on you any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate your employment at any time.

                  Transfer of Option: The Option is not transferable except by will or by the applicable laws of descent and distribution.




                                     B-2-2

                  Vesting: The Option is vested according to the following schedule:

         Date of Vesting                   Number of shares exercisable
         ---------------                   ----------------------------

         March 31, 1998                               80,958
         March 31, 1999                                  958

Notwithstanding the foregoing, the vesting of such Options shall be accelerated in the event of a Change in Control, as that term is defined in your employment agreement.

                  Date of Grant: The date of grant of the Option is April 14, 1997.

                  YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF SUCH SHARES ARE NOT REGISTERED, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

                  You understand that, during any period in which the shares which may be acquired pursuant to your Option are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 (and you are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the Option and the sale of the Option (other than upon exercise or conversion) or the shares underlying the Option.

                  All decisions or interpretations made by the Compensation Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and you.

                  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company



                                     B-2-3
and, to the extent provided in the Plan, your executors, administrators, legatees, and heirs.

                  Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                              Very truly yours,


                                              DONNKENNY, INC.
Dated: As of April 14, 1997

                                              By:
                                                 ------------------------




                                     B-2-4

INSTRUCTION:  PLEASE COMPLETE THE INFORMATION REQUESTED BELOW,
DETACH THIS PAGE AFTER SIGNING WHERE INDICATED AND RETURN TO THE
COMPANY.



                        ACCEPTANCE AND ACKNOWLEDGEMENT

         I, a resident of the State of ____________________________, accept the non-qualified stock option described in the Non-Qualified Stock Option Agreement dated as of April 14, 1997 and in the Donnkenny, Inc. 1992 Stock Option Plan, as amended, and acknowledge receipt of a copy of this Agreement. I have read and understand all the provisions and limitations of the Plan, particularly those relating to incentive stock options and the provisions of
Section 8 of the Plan relating to securities regulations.



Dated: As of April 14, 1997
       -----------------------



------------------------------
  Signature


------------------------
  Social Security Number


         Name:     Lynn Siemers-Cross
                   --------------------------
         Address:
                   --------------------------

          -----------------------------------





                                     B-2-5

                                DONNKENNY, INC.
               NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

                        ------------------------------
                             (Name, please print)


                        ------------------------------
                                    (Date)

DONNKENNY, INC.
1411 Broadway
New York, New York 10018

Gentlemen:

I hereby exercise my right to purchase _______________ shares of Common Stock of Donnkenny, Inc., a Delaware corporation ("Donnkenny"), pursuant to, and in accordance with, the Donnkenny, Inc. 1992 Stock Option Plan and the Non-Qualified Stock Option Agreement ("Agreement") dated as of April 14, 1997. As provided in that Agreement, I hereby: [check one]

                  [ ] deliver herewith a certified or bank cashier's check in the amount of the aggregate option exercise price; or

                  [ ] undertake to deliver shares of the capital stock of Donnkenny held by me having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the aggregate option exercise price; or

                  [ ] authorize Donnkenny to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the aggregate option exercise price.

                  Please deliver to me stock certificates representing the subject shares registered as follows:

         Name:
              -------------------------------------------

         Address:
                 ----------------------------------------

         ------------------------------------------------

         Social Security Number
                                -------------------------




                                     B-2-6

         The aggregate exercise price is $ _________ (total number of shares to be purchased x $________).

         (1) Tax Implications. I understand that there are certain tax implications to my exercise of my right to purchase shares of Common Stock under the Agreement. I further understand that it is my obligation to confer with my own tax advisor with respect to such tax implications.

         (2) Securities Regulation. I understand that the Company may require me to represent that the shares of Common Stock I propose to purchase are not being acquired for resale of such securities.


                                            Very truly yours,


                                            ------------------
                                            Name:



                                     B-2-7

                                                                       ANNEX C



                 CASH-PAY STOCK APPRECIATION RIGHTS AGREEMENT


                                            As of April 14, 1997



Ms. Lynn Siemers-Cross
[Insert address]

                  As referenced in your employment agreement with Donnkenny Apparel, Inc. (the "Company") dated April 14, 1997, the Compensation Committee of the Board of Directors (the "Committee") of the Company has awarded you cash-pay stock appreciation rights. This letter will confirm the following agreement made today between you and the Company pursuant to your employment agreement.

                  1. The Company hereby grants you cash-pay stock appreciation rights relating to 50,000 shares of Common Stock of Donnkenny, Inc. (the "Common Stock") at an exercise price of $2.9375 (i.e., $2-15\16) per share.

                  2. Your stock appreciation rights entitle you to receive from the Company an amount in cash equal to the product of (x) the amount, if any, by which the Fair Market Value (as defined below) of a share of Common Stock on the date of exercise exceeds the exercise price per share specified in Paragraph 1 hereof and (y) the number of shares with respect to which such stock appreciation rights shall have been exercised.

                  For purposes of the foregoing, the Fair Market Value of the Common Stock shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to the date of exercise. The closing price for any day shall be the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Committee. The term "Trading Day" shall mean a day on which The Nasdaq Stock Market is open for trading. If at the time of exercise the Common Stock is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of Common Stock, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Committee, or, if no such investment banking firm is, in the good faith judgment of the Committee, available to make such determination, in good faith by the Committee.

                  3. The stock appreciation rights shall vest and become exercisable as to all 50,000 shares of Common Stock on March 31, 1999; provided, however, that such "vesting" shall be accelerated in the event of
(i) the termination of Executive's employment by the Company other than for Cause or by the Executive for Good Reason in either case prior to March 31, 1999, or (ii) a Change in Control, as such terms are defined in your employment agreement.

                  4. Payment shall be made in cash only, and you shall not be entitled to receive any shares of Common Stock or any other securities of the Company or Donnkenny. Your exercise of your stock appreciation rights may be effected only during the period beginning on the eleventh business day following the date of release of the Company's quarterly or annual statement of sales and earnings and ending on the twentieth business day following such date.

                  5. The unexercised portion of the stock appreciation rights granted herein will automatically and without notice terminate and become null and void on April 14, 2002 (i.e., the fifth anniversary of the date of grant), notwithstanding the fact that your employment by the Company or its subsidiaries may have terminated prior to such date.

                  6. During your lifetime the stock appreciation rights granted herein shall be exercisable only by you or by your guardian or legal representative in the event of your incompetence or incapacity; provided, however, that you may transfer the stock appreciation rights to a trust for the benefit of yourself, your spouse and/or your children or grandchildren or other members of your family. Subject to the foregoing, this agreement and the stock appreciation rights granted herein may not be assigned or transferred in whole or in part, except by will or by the laws of the descent and distribution.

                  7. Any exercise of the stock appreciation rights granted herein shall be in writing addressed to the Secretary of the Company at its general offices and shall be substantially in the form attached hereto. In connection with such exercise, the Company shall make such provisions as it deems necessary and appropriate to satisfy its obligation to withhold federal, state or local income taxes or other taxes incurred by reason of such exercise.

                  Please indicate your acceptance of all of the terms and conditions of this agreement by signing and returning one copy of this letter.

                                           Very truly yours,

                                           DONNKENNY, INC.



                                            By
                                              -----------------------------

Accepted:




---------------------------------
    Lynn Siemers-Cross
    Date: As of April 14, 1997